UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 29, 2013

CombiMatrix Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33523	47-0899439
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

310 Goddard, Suite 150
Irvine, CA 92618

(Address of principal executive offices, including zip code)

(949) 753-0624

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.24d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.23e-4(c))

Item 5.02.                              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, Mark McDonough became President and Chief Executive Officer of CombiMatrix Corporation (the “Company”) on March 15, 2013.  On March 29, 2013, the Company’s Compensation Committee approved a new compensation arrangement for Mr. McDonough in connection with his new role.

Under the new compensation arrangement, Mr. McDonough’s will receive an annual base salary of $260,000, less all applicable withholding taxes and payable in accordance with the Company’s standard payroll practices and policies.  Mr. McDonough also will be entitled to receive a one-time cash bonus payment of $10,000 when and if the Company achieves “break-even” for one fiscal quarter within eighteen months following March 29, 2013 (the “Effective Date”), as measured by the consolidated earnings of the Company and any subsidiaries of the Company prior to any reduction in respect of interest, taxes, depreciation and amortization determined in accordance with GAAP by the Company’s independent accountants (“Break-Even EBITDA”), less all applicable withholding taxes and payable in accordance with the Company’s standard payroll practices and policies, which bonus will be paid to Mr. McDonough within 30 days after the end of the fiscal quarter in which the Company achieves such Break-Even EBITDA, provided that Mr. McDonough shall have been providing continuous service to the Company through the end of such fiscal quarter.  Mr. McDonough will maintain the 2013 performance-based cash bonus plan (related to Company revenues) from his previous compensation package as Chief Commercial Officer.

In addition, on the Effective Date, Mr. McDonough was granted an incentive stock option under the Company’s 2006 Stock Incentive Plan (the “Plan”) to purchase up to 73,450 shares of the Company’s Common Stock (the “Option”), with an exercise price equal to the closing sales price of the Company’s Common Stock on the Nasdaq Stock Market as of the Effective Date.  The Option has a maximum term of 10 years measured from the Effective Date, subject to earlier termination pursuant to the provisions of the Plan and related agreements, and will vest in four successive equal annual installments as Mr. McDonough completes each of four years of continuous service measured from March 29, 2013.  The Option is exercisable for vested shares only and is subject to all other terms and conditions of the Plan.  Mr. McDonough also was granted, on the Effective Date, a performance-based incentive stock option under the Plan to purchase up to 58,760 shares of the Company’s Common Stock (the “Performance Based Option”), with an exercise price equal to the closing sales price of the Company’s Common Stock on the Nasdaq Stock Market as of the Effective Date.  The Performance Based Option has a maximum term of 10 years measured from the Effective Date, subject to earlier termination pursuant to the provisions of the Plan and related agreements, and will vest in full when, and if, the Company achieves Break-Even EBITDA for one fiscal quarter within eighteen months following the Effective Date.  If this target is not achieved within eighteen months following the Effective Date, the Performance Based Option will expire.  The Performance Based Option is exercisable for vested shares only and is subject to all other terms and conditions of the Plan.  Mr. McDonough also will maintain the relocation reimbursement and healthcare plan from his previous compensation package as Chief Commercial Officer and this relocation offer will remain in effect for two years from the Effective Date, provided that he continues to provide service to the Company during such time.

Item 9.01.                                        Financial Statements and Exhibits.

(a) Not Applicable.

(b) Not Applicable.

(c) Not Applicable.

(d) Exhibits.

10.1                        Mark McDonough Compensation Arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBIMATRIX CORPORATION

Dated:	April 3, 2013	By:	/s/ SCOTT R. BURELL
Scott R. Burell, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

10.1	Mark McDonough Compensation Arrangement